FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration No. 333-266405

Greg Ebel President & CEO September 5, 2023 Pat Murray EVP & CFO U.S. Gas Utilities Acquisition

Legal notice 2 Prospectus A final base shelf prospectus of Enbridge Inc. dated September 5 , 2023 containing important information relating to the securities described in this document has been filed with the securit ies regulatory authorities in each of the provinces of Canada. A copy of the final base shelf prospectus, any amendment to the fi na l base shelf base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that h as been filed, is required to be delivered with this document. This document does not provide full disclosure of all material facts relating to the securities offered. Investors should rea d t he final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, e spe cially risk factors relating to the securities described in this document, before factors relating to the securities described in this document, before making an investment decision. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor wil l there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prio r t o which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Forward Looking Information This presentation contains both historical and forward - looking statements within the meaning of Section 27A of the U.S. Securiti es Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward - looking informa tion, future oriented financial information and financial outlook within the future oriented financial information and financial outlook within the meaning of Canadian securities laws (collectively, “fo rwa rd - looking statements”). Forward - looking statements been included to provide investors with information about Enbridge and its s ubsidiaries and affiliates, including management’s assessment of their future affiliates, including management’s assessment of their future plans and operations. This information may not be appropriate f or other purposes. Forward - looking statements are typically identified by words such as “anticipate”, “believe”, “estimate”, “expec t”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar words “intend”, “likely”, “plan”, “project”, “target” and similar words suggesting future outcomes or statements regarding an outlo ok. Forward - looking information or statements included in this presentation include, but are not limited to, statements with respec t to the following: Enbridge’s proposed acquisitions of three natural gas utilities and Enbridge’s proposed acquisitions of three natural gas utilities and related matters (the Acquisitions), including the charact eri stics, value drivers and anticipated benefits (including expected accretion to our non - GAAP distributable cash flow (DCF) per share and non - GAAP earnings per share ( EPS)) thereof on a standalone and combined GAAP earnings per share (EPS)) thereof on a standalone and combined post - Acquisitions basis; Enbridge’s strategic plans, priorities, enablers and outlook; financial gu idance and near and medium term outlooks, including expected DCF per share and adjusted earnings before interest, taxes, depr eci ation and amortization (EBITDA), earnings before interest, taxes, depreciation and amortization (EBITDA), and expected growth thereof; expected debt to adjust ed EBITDA outlook and target range; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas li quids (NGL), liquified natural gas (LNG) and renewable energy; energy transition (NGL), liquified natural gas (LNG) and renewable energy; energy transition and lower - carbon energy, and our approach thereto; en vironmental, social and governance goals, practices and performance; industry and market conditions; anticipated utilization of Enbridge’s assets; dividend growth and payout policy; expected future cash and payout policy; expected future cash flows; expected shareholder returns and returns on equity; expected performance of th e C ompany’s businesses after the closings of the Acquisitions, including customer growth, system modernization and organic growt h o pportunities; financial strength and flexibility; expectations on sources of liquidity and sufficiency of financial resources; expected strategic priorities and performance of the Liquids Pipelines, Gas Tr ansmission and Midstream, Gas Distribution and Storage, Renewable Power Generation and Energy Services businesses; expected c ost s, benefits and in - service dates related to announced projects and projects under construction; expected capital expenditures; investable capacity and capital allocation priorities; share repurchases u nde r our normal course issuer bid; expected equity funding requirements for Enbridge’s commercially secured growth program; expe cte d future growth, diversification, development and expansion opportunities, including with respect to Enbridge’s post - Acquisitions commercially secured growth program and low carbon and new energies oppor tunities and strategy; expected optimization and efficiency opportunities; expectations about the Enbridge’s joint venture pa rtn ers’ ability to complete and finance projects under construction; our ability to complete the Acquisitions and successfully integrate the gas utilities without material delay, material changes in terms, hig her than anticipated costs or difficulty or loss of key personnel; expected closing of other acquisitions and dispositions and th e timing thereof; expected benefits of transactions, including the Acquisitions; expected future actions of regulators and courts, and the timing and impact thereof; toll and rate cases discussions and proceedings a nd anticipated timeline and impact therefrom, including Mainline System Tolling and those relating to the Gas Transmission and M ids tream and Gas Distribution and Storage businesses; operational, industry, regulatory, climate change and other risks associated with our businesses; the financing of the Acquisitions, including the e xpe cted sources, timing and use of proceeds; and our ability to maintain strong investment grade credit metrics. Although we believe these forward - looking statements are reasonable based on the information available on the date such statemen ts are made and processes used to prepare the information, such statements are not guarantees of future performance and reade rs are cautioned against placing undue reliance on forward - looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and ot her factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or im plied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for, export of and prices of crude oil, natural gas, NGL, LNG and renewable energy; en ergy transition, including the drivers and pace thereof; anticipated utilization of assets; exchange rates; inflation; intere st rates; availability and price of labor and construction materials; the stability of the our supply chain; operational reliability; maintenance of support and regulatory approvals for the Enbridge’s projects; anticipat ed in - service dates; weather; the timing, terms and closing of acquisitions and dispositions, including the Acquisitions, and of th e financing of the Acquisitions; the realization of anticipated benefits of transactions, including the Acquisitions; governmental legislation; litigation; estimated future dividends and impact of Enbridge’s dividen d p olicy on its future cash flows; our credit ratings; capital project funding; hedging program; expected EBITDA and adjusted EB ITD A; expected earnings/(loss) and adjusted earnings/(loss); expected future cash flows; expected future EPS; expected DCF and DCF per share; debt and equity market conditions; and the ability of management to execute key priorities, including with respect to the Acquisitions. Assumptions regarding the expected supply of and demand f or crude oil, natural gas, NGL, LNG and renewable energy, and the prices of these commodities, are material to and underlie all forward - looking statements, as they may impact current and future levels of demand for the Enbridge’s services. Similarly, exchange rates, inflation and interest rates impact the economies and business en vironments in which Enbridge operates and may impact levels of demand for our services and cost of inputs, and are therefore inherent in all forward - looking statements. The most relevant assumptions ass ociated with forward - looking statements regarding announced projects and projects under construction, including estimated comple tion dates and expected capital expenditures, include the following: the availability and price of labor and construction materials; the stability of our supply chain; the effects of inflation and f ore ign exchange rates on labor and material costs; the effects of interest rates on borrowing costs; and the impact of weather a nd customer, government, court and regulatory approvals on construction and in - service schedules and cost recovery regimes. Our forward - looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic pr iorities, operating performance, legislative and regulatory parameters; litigation; acquisitions (including the Acquisitions) , d ispositions and other transactions and the realization of anticipated benefits therefrom; the financing of the Acquisitions; operational dependence on third parties; dividend policy; project approval and support; re new als of rights - of - way; weather; economic and competitive conditions; public opinion; changes in tax laws and tax rates; exchange rates; inflation; interest rates; commodity prices; access to and cost of capital; political decisions; global geopolitical conditions; and the supply of, demand for and prices of commodities and other altern ati ve energy, including but not limited to those risks and uncertainties discussed in our filings with Canadian and United State s s ecurities regulators. The impact of any one assumption, risk, uncertainty or factor on a particular forward - looking statement is not determinable with certainty as these are interdependent and the our future cour se of action depends on management’s assessment of all information available at the relevant time. Financial outlook and future oriented financial information contained in this presentation about prospective financial perfor man ce, financial position or cash flows is based on assumptions about future events, including economic conditions and proposed cou rses of action, based on management’s assessment of the relevant information currently available and is subject to the same risk factors, limitations and qualifications as set forth above. The financial in formation included in this presentation, has been prepared by, and is the responsibility of, management . The purpose of the fin ancial outlook and future oriented financial information provided in this presentation is to assist readers in understanding the Enbridge’s expected financial results following completion of the Acquisitions and the as sociated financings, and may not be appropriate for other purposes. Enbridge and its management believe that such financial i nfo rmation has been prepared on a reasonable basis, reflecting the best estimates and judgments, and that prospective financial information represents, to the best of management’s knowledge and opinion, Enbr idg e’s expected course of action. However, because this prospective information is highly subjective, it should not be relied on as necessarily indicative of past or future results, as the actual results may differ materially from those set forth in this presentation. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward - looking statement made in this presentation or otherwise, whether as a result of new information, future events or otherwise. All for wa rd - looking statements, whether written or oral, attributable to Enbridge or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements. Non - GAAP Measures This presentation makes reference to non - GAAP and other financial measures, including earnings before interest, income taxes, de preciation and amortization (EBITDA), adjusted EBITDA, adjusted earnings and adjusted earnings per share (EPS), distributable ca sh flow (DCF) and DCF per share and debt to EBITDA. Management believes the presentation of these metrics gives useful information to investors and shareholders as they provide increased t ran sparency and insight into the performance of the Company. Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non - operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units . A djusted earnings represent earnings attributable to common shareholders adjusted for unusual, infrequent or other non - operating factors included in adjusted EBITDA, as well as adjustments for unusual, infrequent or other non - operating factors in respect of depreciation and amortization expense, interest expense, income taxes and non - controlling interests on a consolidated basis. Management uses adjusted earnings as another measure of the Compan y’s ability to generate earnings and uses EPS to assess the performance of the Company. DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets an d liabilities (including changes in environmental liabilities) less distributions to non - controlling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, infrequent or other non - operating factors. Management also uses DCF to assess the performance of the Company and to set its divi dend payout target. Debt to EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings available to pay debt (as calculated on a GAAP basis) before covering interest, tax, depreciation and amortization. Reconciliations of forward - looking non - GAAP and other financial measures to comparable GAAP measures are not available due to th e challenges and impracticability of estimating certain items, particularly certain contingent liabilities and non - cash unrealiz ed derivative fair value losses and gains which are subject to market variability. Because of those challenges, reconciliations of forward - looking non - GAAP and other financial measures are not available without unreasonable effort. The non - GAAP measures described above are not measures that have standardized meaning prescribed by generally accepted accountin g principles in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be co mparable with similar measures presented by other issuers. Additional information on non - GAAP and other financial measures may be found in the Company’s earnings news releases or in addit ional information on the Company’s website, www.sedarplus.com or www.sec.gov. Unless otherwise specified, all dollar amounts in this presentation are expressed in Canadian dollars, all references to “CAD $”, “dollars” or “$” are to Canadian dollars and all references to “US$” are to US dollars.

Transaction Overview

- Enbridge to acquire three premier Gas Utilities from Dominion Energy
- Creates North America's largest gas utility platform; delivering ~9.3 bcf/d to ~7 million customers
- All cash transaction for aggregated purchase price of CAD$19B[1] (includes ~CAD$6B of assumed regulated Op Co debt)
- Concurrent CAD$4B equity offering de-risks funding plan
- Acquisitions expected to close in 2024, subsequent to regulatory approvals (not cross conditional)

Generational acquisition furthers ENB's utility-like model at an attractive and accretive purchase price


987

(1) US$14.0B Converted at 1.36 USD/CAD

3

Agenda 4 • Value Proposition • Unique Asset Acquisition • Enhances Diversification • Growth Outlook • Financing Plan Strong Total Return Predictable Cash Flow Growth Low - Risk Business First - choice Energy Provider

Accretive to Enbridge’s Value Proposition 5 Stability Strength Consistency Growth Optionality Accelerates Scale & Breadth of Existing Low - risk Utility Model Improves Cash Flow Quality and Maintains Balance Sheet Strength Supports Long - term Dividend Growth Profile Further De - risks Growth Outlook Embedded Lower - carbon Opportunities Diversified Low - Risk Pipeline / Utility Model Reliable Cash Flows & Strong Balance Sheet 28 Years of Annual Dividend Increases ~5% Medium - term Growth Outlook Lower - carbon Optionality Throughout the Business Enbridge’s Value Drivers U.S. Gas Utilities Acquisition

Unique Asset Acquisition

- Rare opportunity to acquire high-quality, growing natural gas utilities of scale for CAD$19B[1]
- Creates North America's largest natural gas utility platform delivering ~9.3 Bcf/d to ~7.0 million customers
- Historically attractive acquisition multiple of ~1.3x[2] EV/Rate Base and ~16.5x[3] P/E delivers long-term shareholder value
- Expected to be accretive to DCFPS[4] and adjusted EPS[4] in first full year of ownership and increases over time driven by strong utility growth profile
- Natural gas utilities recognized as long-term assets as they remain "must-have" infrastructure for providing safe, reliable, and affordable energy
- Diversifies utility business and doubles size further enhancing stable cash flow generation; strengthens long-term dividend growth profile


Questar[5]
NEXUS
EOG[6]
East Tennessee
Texas Eastern
PSNC[7]
In states that preserve customer choice with legislation that "Bans the Ban on Natural Gas"

Unique opportunity to acquire large-scale gas utilities at historically attractive value

(1) Enterprise Value; (2) Based on 2024e; (3) Based on 2023e; (4) Distributable Cash Flow Per Share (DCFPS) and adjusted earnings per share (EPS) are non-GAAP measures; see "Non-GAAP Measures" on Page 2 hereof; (5) Questar Gas Company; (6) The East Ohio Gas Company; (7) Public Service Company of North Carolina

6

East Ohio Gas Company Questar Gas Company 1 Public Service Company of North Carolina Access to Major Demand Centers Projected Population Growth 2 0.5% 5.0% 3.7% Consolidated Rate Base CAGR 3 ~8% Authorized ROE 10.4% 9.6% 4 9.6% Authorized Equity 51.3% 51.1% 4 51.6% Regulator Public Utilities Commission of Ohio Public Service Commission of Utah 5 North Carolina Utilities Commission Assets in Premier Jurisdictions 7 (1) Acquisition includes Wexpro which provides regulated gas supply to Questar; (2) S&P Global Markets, 2023 - 2028e; (3) 2 year C AGR of 2025 - 2027e; (4) Figures shown are weighted average of UT and WY; UT has 51% common equity and 9.6% allowed ROE. WY has 55% common equity and 9.35% allowed ROE ; (5) Also includes Wyoming Public Service Commission Transparent and constructive regulatory regimes support long - term rate base growth Investment Highlights x Regulatory: constructive ROEs and equity thickness x Growth: diverse low - risk growth opportunities including customers additions, modernization, resiliency, and fuel switching x Gas supportive jurisdictions: Legislation preserving customer choice to consume gas x Capital efficient: short cycle between capital investment and cash/earnings generation

Further Enhances Diversification 8 (1) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non - GAAP measure; see “ Non - GAAP Measures” on page 2 hereof; (2) Represents estimated increase to Enbridge’s EBITDA based on first full - year (2025e); (3) 3 year capex profile from 2025 - 2027e Business Mix (2023e EBITDA 1 ) Adj. EBITDA 1 ~$16B ~10% 2 ~$18B Secured Capital $19B ~$5B 3 $24B 57% 28% 12% 3% 100% 50% 25% 22% 3% Liquids Pipelines Gas Transmission Gas Distribution Renewable Power Enhances commercial profile with increased regulated cash flow 98% of EBITDA 1 generated by low - risk businesses Only major pipeline and midstream company with regulated utility cash flow Post acquisitions ~ 50 % of EBITDA from natural gas & renewables Delivers significant low - risk EBITDA growth and attractive long - term investment opportunities

Strengthens Gas Distribution Segment

Creates First-Choice Natural Gas Utility Franchise in North America

- ✓ ~9.3 Bcf/d gas delivered
- ✓ ~7.0 million customers served
- ✓ ~7,000 employees
- ✓ Multiple jurisdictions

Gas Distribution Segment by Jurisdiction

(Post acquisitions Adjusted EBITDA[1])

Ontario | Ohio | Utah/Wyoming/Idaho | North Carolina | Quebec



99%
1%
Post Acquisitions
51%
1%
10%
18%
20%

Diversifies and doubles the size of the regulated utility footprint

(1) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure; see "Non-GAAP Measures" on page 2 hereof.

9

Strong Operational Track Record 10 Focused on delivering safe, reliable and affordable energy to customers ~175 years of experience delivering gas to customers Operational, customer service, optimization, and safety excellence Highest standards of safety with goal of zero incidents Sustainability and lower - carbon initiatives embedded in strategy, operations, and decision - making Strong operational teams with decades of experience Safety is a core value Pipeline integrity programs in place to improve safety, reliability, and asset performance Sustainability and lower - carbon initiatives embedded in strategy, operations, and decision - making EOG, Questar, PSNC Enbridge Gas Distribution & Storage

Successful Business Integration Track Record


1949
Single Purpose Crude Oil Pipeline
1994
Acquired **Consumers' Gas** – a gas distribution utility serving southern and eastern Ontario
2002
Acquired stake in
ALLIANCE pipeline
2017
Merged with
Spectra Energy
2019
uniongas
ENBRIDGE
Proudly Serving Ontario | 175 YEARS
Merged Union Gas & Enbridge Gas Distribution to form **Enbridge Gas Inc.**
2021
Acquired the **Enbridge Ingleside Energy Center**
GRAY OAK PIPELINE
2022
Acquired operatorship of **Gray Oak Pipeline**
2023
Acquired **Tres Palacios & Aitken Creek**
QUESTAR
PSNC
Public Service Company
2024[1]
U.S. Gas Utility Acquisition
EOG/Questar/PSNC
Post Acquisitions
Diversified Energy Delivery Company
~$18B
Post acquisitions Adj. EBITDA[2] diversified across four core franchises

Proven history of effective business integration, including two gas distribution utilities

(1) Expected to close in 2024; (2) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure; see "Non-GAAP Measures" on page 2 hereof.

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Enhanced Low-Risk Growth Platform

Utility capex represents ~40% of post acquisitions secured capital program

Secured Capital Program

($B by Business Segment)

Gas Distribution | Gas Transmission | Liquids Pipelines | Renewables



~$19B
~$5B1
~$1.7B
per year
New Customers
Modernization
Meter replacements
Pipeline integrity
System enhancements
~$24B
2023
EOG, Questar, PSNC
Post Acquisition

Secures low-risk, long-term growth with stable returns

Low-Risk Capital

- ✓ ~$5B of short-cycle capital over 3 years
- ✓ Gas-friendly jurisdictions with lower permitting risk
- ✓ Capital included in rate base and earns regulated returns
- ✓ Limited delay/inflation risk
- ✓ Improved capital efficiency given cost recovery mechanisms

Stable Returns

- ✓ Constructive ROEs and equity thickness
- ✓ Fixed/variable rate design desensitizes earnings to volume changes

(1) 3 year capex profile from 2025-2027e.

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Further De-risks Growth Outlook

EBITDA[1]

~1-2%
Optimizations & Toll Escalators
- Rate settlements / Re-contracting
- Utility Rebasing
- Productivity enhancements
- WCSB volume growth

~1-2%
Secured Organic Growth ✓
- Western Canadian Pipeline Expansions
- Woodfibre LNG
- Rio Bravo Pipeline
- USGC Export Strategy
- Renewables
- Annual growth acquired with U.S. Gas Utilities

~2%
Deploying Investment Capacity ✓
- Robust Opportunity Set
- Tuck-in M&A
  - Gray Oak (+10%)
  - Tres Palacios
  - Aitken Creek
- U.S. Gas Utilities Acquisition

~5% CAGR

Enhanced visibility to growth outlook

(1) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure; see "Non-GAAP Measures" on Page 2 hereof.

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Flexible and Highly Executable Financing Plan 14 Concurrent equity issuance strengthens balance sheet and reduces funding risk; significant flexibility to fund the remaining balance prior to closing in 2024 Purchase Price Uses Near - term Sources Concurrent Equity Issuance Hybrids 1 / Bonds • Ongoing capital recycling • Dividend Reinvestment Plan • ATM Program (1) Hybrid securities receive 50% equity credit from credit rating agencies. Acquired Utility OpCo Debt $19B Future Funding Options Longer - term Sources

2025e 2026e+ Metrics to be maintained well within management’s previously communicated target range 15 Enhances Business Risk Profile x Increased scale x Enhanced cash flow diversification x Supportive regulatory regimes Maintaining Strong Investment Grade Credit Metrics Post acquisitions Debt/EBITDA 1 (1) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) and Distributable Cash Flow (DC F) are non - GAAP measures; see “Non - GAAP Measures” on page 2 hereof. • Prudent financing plan maintains leverage well within management’s 4.5 - 5.0x Debt/EBITDA 1 target range • EBITDA 1 growth supports financial flexibility over time as high quality, low - risk capital is invested Target Range: 4.5x – 5.0x Maintaining Financial Discipline x Leverage range of 4.5 - 5.0x Debt/EBITDA 1 x Dividend payout ratio at 60 - 70% of DCF 1

16 Sept 5, 2023 ENB Announces Acquisitions of U.S. Gas Utilities Clear path forward to closing in 2024 Regulatory Approval Next Steps 2024 Regulatory Review Process (Begins within 30 Days) Federal Approvals • Hart - Scott - Rodino • Federal Communications Commission • Committee on Foreign Investment in the U.S. State Approvals • Public Utilities Commission of Ohio • Utah Public Service Commission • Wyoming Public Service Commission • North Carolina Utilities Commission

Supports long - term dividend growth profile Enhances Enbridge’s First - choice investment opportunity proposition Enhances premium growth profile while maintaining balance sheet strength Historically rare opportunity to acquire high quality, growing U.S. natural gas utilities of scale at an attractive value Strong Total Return Predictable Cash Flow Growth Low - Risk Business Key Takeaways 17 Diversifies and lowers business risk by enhancing utility cash flow profile

Appendix

The East Ohio Gas Company

Asset Overview

- East Ohio Gas Company (EOG) is a single-state, fully regulated gas utility serving >1.2MM customers across >400 communities in Ohio
- Owns 22,000 miles of transmission, gathering and distribution pipelines and 60 BCF of storage
- Has >40 interconnections with 9 interstate natural gas pipelines providing flexibility in managing system supply
- Ohio passed legislation in 2023 defining natural gas as a “green energy”

Earnings considerations

- Constructive rate structure desensitizes earnings to changes in volume
- Multiple recovery riders covering a significant portion of capex minimizes return lag and alleviates need for continual rate case filings
- Significant modernization and ongoing meter replacement drives attractive rate base growth
- Next rate case to be filed by October 2023 with new rates effective in 2025

High quality utility growth in supportive region


Cleveland

Rate Base	2022a ~CAD$6.0B
Authorized ROE[1]	10.4%
Authorized Equity (%)[1]	51.3%
Authority	PUCO[2]
Capex considerations	CEP[3] and PIR[4] programs allow >80% of near-term capital to earn annually

(1) Figures based on current authorized levels; (2) Public Utilities Commission of Ohio; (3) Capital Expenditure Program; (4) Pipeline Infrastructure Replacement Program

19

Questar Gas Company



Salt Lake City

Rate Base[1]	2022a ~CAD$3.9B
Authorized ROE[2]	9.6%
Authorized Equity (%)[2]	51.1%
Authority	Utah PSC[3]
5-year Average Annual Customer growth	2.6%[3]

Asset Overview

- Questar distributes natural gas in Utah (~97% of rate base), Southwestern Wyoming (~3%), and a small portion of Southeastern Idaho
- Owns 21,000 miles of transmission, gathering and distribution pipelines serving ~1.2MM customers
- Operates in premier economic & demographic environments with strong population growth, income trends, and low unemployment
- Utah passed a law in 2021 prohibiting bans on natural gas
- Questar has a one-of-a-kind regulated supply agreement with Wexpro, which provides a built-in hedge for up to 65% of gas sourced

Earnings considerations

- New customers drive the majority of rate base growth
- Infrastructure replacement tracker allows capex derived from a multi-year program to go into rate base more quickly

Reliable assets serve premier Western U.S. regions

(1) Includes both Questar and Wexpro; (2) Only includes Questar as Wexpro earns a guaranteed rate of return between 7-19% on its existing investment base; (3) 2017-2022a; (3) Also includes Wyoming Public Service Commission and Idaho Public Utilities Commission

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Wexpro – Regulated Gas Supply for Questar

Risk Profile: Low, Medium, High

Risk Category	Wexpro Model	Traditional E&P Model	Commentary
Exploration & Development Risk	Medium	High	Wexpro must demonstrate that new capital exceeds minimum return thresholds before being approved. Once wells are deemed economic, all capital is added to rate base. Given long operating history, very negligible amounts of capital have been excluded from rate base since 2016
Capital Cost Risk	Low	Medium	Return of capital is guaranteed regardless of future commodity price risk. Facility costs subject to “prudency” test before capitalization
Commodity Risk	Low	High	Wexpro’s regulated natural gas production has no commodity exposure. Questar purchases all produced gas at a cost-of-service price providing a guaranteed return
Operating Cost Risk	Low	Medium	All operating costs are included in the regulated cost of gas and flow through to rate payers
Abandonment & Reclamation Cost Risk	Low	Medium	All costs are tracked for each well. Future costs flow through to rate payers with cash placed into a trust account. Any shortfalls are also included in rates

Supportive regulators recently modified Wexpro’s production cap to 65% of Questar’s total gas supply

Represents **~1%** of post acquisitions[1] corporate EBITDA[2]

(1) 2023e Adjusted EBITDA plus first full year of U.S. Gas Utilities contributions in 2025e; (2) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure; see “Non-GAAP Measures” on Page 2 hereof.

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Public Service Company of North Carolina

Asset Overview

- Public Service Company of North Carolina (PSNC) is a single-state, fully regulated gas utility in North Carolina serving several premier cities
- Owns 13,000 miles of transmission, gathering and distribution pipelines serving >0.6MM customers
- Operates in a market with a growing population and robust economic growth centered around a diversified array of sectors
- N.C. passed legislation in 2021 requiring a 70% carbon emission reduction by 2030, which is driving fuel generation switching
- Hydrogen blending program underway with a goal of 5%

Earnings considerations

- Rate base growth driven by system enhancements, new customers, and pipeline integrity

Strong growth profile driven by new customers and fuel switching


Durham
Asheville
Raleigh
Gastonia

Rate Base	2022a ~CAD$2.6B
Authorized ROE[1]	9.6%
Authorized Equity (%)[1]	51.6%
Authority	NCUC[2]
5-year Average Annual Customer growth	2.5%[3]

(1) Figures based on most recent rate case order on 1/21/2022 (settlement was filed in November 2021); (2) North Carolina Utilities Commission; (3) 2017-2022a

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Flexible and Highly Executable Financing Plan 23 Concurrent equity issuance strengthens balance sheet and reduces funding risk; significant flexibility to fund the remaining balance over time Purchase Price Uses Near - term Sources Concurrent Equity Issuance Hybrids 1 / Bonds • Ongoing capital recycling • Dividend Reinvestment Plan • ATM Program (1) Hybrid securities receive 50% equity credit from credit rating agencies. Acquired Utility OpCo Debt $19B Additional Funding Sources Longer - term Sources 9 - 15 months to execute

Legal notice 24 Prospectus A final base shelf prospectus of Enbridge Inc. dated September 5 , 2023 containing important information relating to the securities described in this document has been filed with the securit ies regulatory authorities in each of the provinces of Canada. A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered w ith this document. This document does not provide full disclosure of all material facts relating to the securities offered. Investors should rea d t he final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, e spe cially risk factors relating to the securities described in this document, before making an investment decision. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor wil l there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prio r t o registration or qualification under the securities laws of any such jurisdiction. Forward Looking Information This presentation contains both historical and forward - looking statements within the meaning of Section 27A of the U.S. Securiti es Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward - looking informa tion, future - oriented financial information and financial outlook within the meaning of Canadian securities laws (collectively, “forward - looking statements”). Forward - looking s tatements have been included to provide potential investors with information about Enbridge and its subsidiaries and affiliat es, including management’s assessment of their future plans and operations. This information may not be appropriate for other purposes. Forward - looking statements are typically identified by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” a nd similar words suggesting future outcomes or statements regarding an outlook. Forward - looking statements included in this presentation include, but are not limited to, statements with respect to the following: Enbridge’s proposed acquisition of natural gas utilities and related matters (the Transaction), including the ch aracteristics, value drivers and benefits thereof on a stand - alone and pro forma basis, the financing of the Transaction, and expected regulatory and financing timelines; Enbridge’s stra teg ic plan, priorities and outlook; 2023 financial guidance and near and medium term outlooks, including pro forma and projected ea rnings per share (EPS), distributable cash flow (DCF) per share and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and expected growth thereof; exp ected dividends, dividend growth and dividend payout policy; expected supply of, demand for, exports of and prices of natural ga s; energy transition and our approach thereto; industry and market conditions; anticipated utilization of our assets; expected EBITDA; expected EPS; expected DCF and DCF per share; exp ected future cash flows; expected shareholder returns and returns on equity; expected performance of the Company’s businesses on a pro forma basis, including customer growth, system modernization and organic growth opportunities; financial strength, capacity and flexibility; financial priorities and ou tlook; expectations on sources of liquidity and sufficiency of financial resources and funding plan, including with respect t o t he Transaction; expected debt to EBITDA outlook and target range; expected costs and in service dates for announced projects, projects under construction and system expansion, optimiza tio n and modernization; capital allocation priorities; investment capacity; expected future growth and diversification, includin g p ro forma secured growth program, development opportunities and low carbon and new energies opportunities and strategy; and expected future actions of regulators and court s a nd the timing and anticipated impact thereof, including with respect to the Transaction. Although we believe these forward - looking statements are reasonable based on the information available on the date such statemen ts are made and processes used to prepare the information, such statements are not guarantees of future performance and reade rs are cautioned against placing undue reliance on forward - looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and unce rtainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from th ose expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for and prices of crude oil, natural gas, na tural gas liquids, liquified natural gas and renewable energy; energy transition, including the drivers and pace thereof; glo bal economic growth and trade; anticipated utilization of our assets; exchange rates; inflation; interest rates; availability and price of labour and construction materials; the stability of our supply chain; operational reliability and performance; customer, regulatory an d stakeholder support and approvals, including with respect to the Transaction; anticipated in service dates; weather and seasonality; announced and potential acquisition, disposition and other corporate transactions and projects, and the timing and benefits thereof, including the Transaction; governmental legislation; litigation; credit ratings; hedging program ; expected EBITDA and adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected future cash flows; expected future EPS; expected future DCF and DCF pe r s hare; estimated future dividends; financial strength and flexibility, including with respect to the financing of the Transact ion ; debt and equity market conditions; general economic and competitive conditions; the ability of management to execute key priorities, including with respect to the Transaction; and t he effectiveness of various actions resulting from the Company’s strategic priorities. Our forward - looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic pr iorities; operating performance; legislative and regulatory parameters; litigation; acquisitions (including the Transaction), di spositions and other transactions and the realization of anticipated benefits therefrom; the financing of the Transaction; operational dependence on third parties; dividend policy; p roj ect approval and support; renewals of rights - of - way; weather; economic and competitive conditions; public opinion; changes in ta x laws and tax rates; exchange rates; inflation; interest rates; commodity prices; access to and cost of capital; political decisions; global geopolitical conditions; and the supply o f, demand for and prices of commodities and other alternative energy, including but not limited to, those risks and uncertaintie s d iscussed in our filings with Canadian and United States securities regulators. The impact of any one assumption, risk, uncertainty or factor on a particular forward - looking statement i s not determinable with certainty as these are interdependent and Enbridge’s future course of action depends on management’s ass essment of all information available at the relevant time. Financial outlook and future - oriented financial information contained in this presentation about prospective financial performan ce, financial position or cash flows is based on assumptions about future events, including economic conditions and proposed cou rses of action, based on management’s assessment of the relevant information currently available and is subject to the same risk factors, limitations and qualifications as set f ort h above. The financial information included in this presentation, has been prepared by, and is the responsibility of, managem ent . The purpose of the financial outlook and future - oriented financial information provided in this presentation is to assist readers in understanding Enbridge’s expected financial resul ts following completion of the Transaction and the associated financings, and may not be appropriate for other purposes. Enbridg e a nd its management believe that such financial information has been prepared on a reasonable basis, reflecting the best estimates and judgments, and that prospective financial informat ion represents, to the best of management’s knowledge and opinion, Enbridge’s expected course of action. However, because this pr os pective information is highly subjective, it should not be relied on as necessarily indicative of past or future results, as the actual results may differ materially from those set for th in this presentation. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward - looking statement made in this presentation or otherwise, whether as a result of new information, future events or otherwise. All for wa rd - looking statements, whether written or oral, attributable to it or persons acting on Enbridge’s behalf, are expressly qualified in their entirety by these cautionary statements. Non - GAAP Measures This presentation makes reference to non - GAAP and other financial measures, including earnings before interest, income taxes, de preciation and amortization (EBITDA), adjusted EBITDA, adjusted earnings and adjusted earnings per share (EPS), distributable ca sh flow (DCF) and DCF per share and debt to EBITDA. Management believes the presentation of these metrics gives useful information to investors and shareholders as they pro vide increased transparency and insight into the performance of the Company. Adjusted EBITDA represents EBITDA adjusted for u nus ual, infrequent or other non - operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performa nce of the Company and its business units. Adjusted earnings represent earnings attributable to common shareholders adjusted for un usual, infrequent or other non - operating factors included in adjusted EBITDA, as well as adjustments for unusual, infrequent or other non - operating factors in respect of depreciation and amortization expense, interest expense, income taxes and non - controlling interests on a consolidated basis. Ma nagement uses adjusted earnings as another measure of the Company’s ability to generate earnings and uses EPS to assess the performance of the Company. DCF is defined as cash flow pr ovided by operating activities before the impact of changes in operating assets and liabilities (including changes in environ men tal liabilities) less distributions to non - controlling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, infrequent or o the r non - operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target . Debt to EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings available to pay debt (as calculated on a GAAP basis) before covering interest, tax, de preciation and amortization. Reconciliations of forward - looking non - GAAP and other financial measures to comparable GAAP measures are not available due to th e challenges and impracticability of estimating certain items, particularly certain contingent liabilities and non - cash unrealiz ed derivative fair value losses and gains which are subject to market variability. Because of those challenges, reconciliations of forward - looking non - GAAP and other financial meas ures are not available without unreasonable effort. The non - GAAP measures described above are not measures that have standardized meaning prescribed by generally accepted accountin g principles in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be co mparable with similar measures presented by other issuers. Additional information on non - GAAP and other financial measures may be found in the Company’s earnings news re leases or in additional information on the Company’s website, www.sedarplus.com or www.sec.gov. Unless otherwise specified, all dollar amounts in this presentation are expressed in Canadian dollars, all references to “CAD $”, “dollars” or “$” are to Canadian dollars and all references to “US$” are to US dollars . Updated legal notice coming from S&C

2025e 2026e 2027e Metrics to be maintained well within management’s previously communicated target range 25 Enhances Business Risk Profile x Increased scale x Enhanced cash flow diversification x Supportive regulatory regimes Maintaining Strong Investment Grade Credit Metrics Post acquisitions Debt/EBITDA 1 (1) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), Adjusted Earnings and Distribu tab le Cash Flow (DCF) are non - GAAP measures; see “Non - GAAP measure on page 3 hereof. • Prudent financing plan maintains leverage well within management’s 4.5 - 5.0x Debt/EBITDA 1 target range • EBITDA 1 growth supports financial flexibility over time as high quality, low - risk capital is invested Target Range: 4.5x – 5.0x Maintaining Financial Discipline x Leverage range of 4.5 - 5.0x D/EBITDA x Dividend payout ratio at 60 - 70% of DCF 1